Exhibit 1.2

ADVANCED MICRO DEVICES, INC.

2.125% Convertible Notes due 2026

Underwriting Agreement

September 8, 2016

J. P. Morgan Securities LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

Ladies and Gentlemen:

Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $700,000,000 aggregate principal amount of its 2.125% Convertible Notes due 2026 (the “Underwritten Securities”) and, at the option of the Underwriters, solely to cover over-allotments, up to an additional $105,000,000 aggregate principal amount of its 2.125% Convertible Notes due 2026 (the “Option Securities”) if and to the extent that the Underwriters shall have determined to exercise the option to purchase such Option Securities granted to the Underwriters in Section 2 hereof. The Underwritten Securities and the Option Securities are herein referred to as the “Securities.” The Securities will be convertible into cash, shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), or a combination of cash and shares of Common Stock at the Company’s election (any shares of Common Stock issuable upon conversion of the Securities, including, for the avoidance of doubt, any additional shares delivered upon conversion in connection with a “make-whole fundamental change,” the “Underlying Securities”). The Securities will be issued pursuant to a base indenture to be dated as of the Closing Date (as defined below), as supplemented by the first supplemental indenture to such base indenture (collectively, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-213513), including a prospectus, relating to the Securities and certain other debt and equity securities to be issued by the Company from time to time. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the preliminary prospectus supplement of the Company dated September 6, 2016 and filed with the Commission pursuant to Rule 424(b) under the Securities Act together with the prospectus included in the Registration Statement at the time of its effectiveness that omitted Rule 430 Information, and the term “Prospectus” means the final prospectus supplement in the form first furnished to the Underwriters (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) for use in connection with confirmation of sales of the Securities together with the prospectus included in the Registration Statement at the time of its effectiveness that omitted Rule 430 Information. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated September 6, 2016 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 10:30 P.M., New York City time, on September 8, 2016.

2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.25% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from September 14, 2016 to the Closing Date (as defined below).

In addition, the Company agrees to issue and sell the Option Securities to the several Underwriters as provided in this Agreement and solely to cover over-allotments, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from September 14, 2016 to the date of payment and delivery.

If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Underwriter shall be the principal amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Underwritten Securities set forth opposite the name of such Underwriter in Schedule 1 hereto (or such principal amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any Securities in denominations other than $1,000 as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate principal amount of Option Securities plus accrued interest as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Except with respect to Option Securities to be purchased on the Closing Date (for which notice shall be given at least one business day prior to the Closing Date unless the Company otherwise agrees), any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Securities, at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, at 10:00 A.M., New York City time, on September 14, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of the Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters of the Securities to be purchased on such date or the Additional Closing Date, as the case may be, of one or more global notes representing the Securities (collectively, the “Global Note”) with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer

Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with any other Issuer Free Writing Prospectus, the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission; and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(g) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package provided to prospective purchasers of the Securities.

(h) Organization and Good Standing. The Company has been duly incorporated, is validly existing and is a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction in which it is incorporated or organized, has the corporate, limited liability company or partnership power and authority to own its property and to conduct its business as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except for shares of any direct or indirect subsidiary of the Company held by directors or nominees pursuant to the requirements of the law of the jurisdiction of incorporation or organization, as the case may be, of such subsidiary and which in the aggregate amount represents less than one percent of the outstanding capital stock of such subsidiary) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other similar claim of any third party.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement and on the Closing Date and on the Additional Closing Date, as the case may be, was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into cash, shares of the Underlying Securities or a combination of cash and Underlying Securities, at the Company’s election, in accordance with the terms of the Securities; the maximum number of Underlying Securities issuable upon conversion of the Securities (assuming full physical settlement of the Securities upon conversion and the maximum conversion rate under any “make-whole” adjustment applies (the “Conversion Shares”)) have been duly authorized and reserved for issuance upon conversion of the Securities and, when and to the extent issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Securities will not be subject to any preemptive or similar rights that have not been duly waived or satisfied.

(o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is in contravention of (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws or similar organizational documents of the Company or such subsidiary, (iii)(A) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (B) the Amended and Restated Loan and Security Agreement, dated as of April 14, 2015, by and among the Company, AMD International Sales & Service, Ltd., ATI Technologies ULC and Bank of America, N.A., as amended by the First Amendment to the Amended and Restated Loan and Security Agreement, dated as of June 10, 2015, as further amended by the Second Amendment to Amended and Restated Loan and Security Agreement, dated as of April 29, 2016 and as further amended by the Third Amendment to Amended and Restated Loan and Security Agreement, dated as of June 21, 2016 (as amended, the “Credit Agreement”), (iv) or any judgment, order or decree of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii)(A) and (iv) for such contravention which would not have a Material Adverse Effect.

(q) No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Transaction Documents, the issuance and sale of the Securities (including any issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its subsidiaries, (iii)(A) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (B) the Credit Agreement or (iv) any judgment, order or decree of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries.

(r) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including any issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the

Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws and securities laws of various provinces in Canada in connection with the purchase and distribution of the Securities by the Underwriters.

(s) Legal Proceedings. Other than proceedings described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus (which descriptions are accurate in all material respects), there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would have a Material Adverse Effect.

(t) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the Public Company Accounting Oversight Board and its interpretations and rulings thereunder and as required by the Securities Act.

(u) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Title to Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, result in a Material Adverse Effect. Except as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (ii) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its subsidiaries in or to any such Intellectual Property; (iii) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (v) to the knowledge of the Company, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by or licensed to the Company or any of its subsidiaries or that interferes with the issued or pending claims or any such Intellectual Property; and (vi) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company or any of its subsidiaries invalid or any U.S. patent application held by the

Company or any of its subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except for the foregoing items set forth in clauses (i) through (vi) of this subparagraph, which would not, individually or in the aggregate, result in a Material Adverse Effect.

(w) Investment Company Act. None of the Company and its subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company and its subsidiaries will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x) Taxes. All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings to which the Company or its subsidiaries has requested extensions or are being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(y) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(z) No Labor Disputes. (i) No significant unfair labor practice complaint is pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board; (ii) no significant grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them; and (iii) no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent except in each case, which would not, individually or in the aggregate, result in a Material Adverse Effect.

(aa) Compliance with and Liability under Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(bb) Compliance with ERISA. Except as set forth or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, with respect to each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability, neither the Company nor any of its subsidiaries has violated any provisions of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for violations which, singly or in the aggregate, would not result in a Material Adverse Effect.

(cc) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) Accounting Controls. The Company and its subsidiaries, taken as a whole, maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of

the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) Insurance. The Company and each of its subsidiaries maintain insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and each of its subsidiaries and its businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, except where such improvements and expenditures to be made would not, individually or in the aggregate, have a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force as of the Closing Date and as of the Additional Closing Date, as the case may be.

(gg) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted and maintain policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to or the target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Office of the Superintendent of Financial Instruments (Canada), or other relevant sanctions authority (collectively, “Sanctions”)), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, or is in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan, Syria (each, a “Sanctioned Country”) or in any other country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj) No Broker’s Fees. None of the Company and its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(kk) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities, except as such rights have been waived or satisfied.

(ll) No Stabilization. The Company has not taken, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(mm) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement, or as soon as reasonably practicable thereafter, in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (which may be by email), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or, to the Company’s knowledge, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or, to the Company’s knowledge, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(h) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, other than (A) the Securities to be sold hereunder, the issuance of any Underlying Securities or the issuance of any shares of Common Stock concurrently with this offering; (B) any shares of Common Stock of the Company issued upon the exercise of options or vesting of restricted stock units, in each case granted under the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (C) the issuance of Common Stock upon exercise of warrants issued to West Coast Hitech L.P., or any of its affiliates, in connection with the sixth amendment to the Company’s Wafer Supply Agreement with GLOBALFOUNDRIES Inc. and the filing by the Company of any registration statement in connection with the registration of such shares of Common Stock or such other securities; (D) any options and other awards granted under a Company Stock Plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company Stock Plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (F) shares of Common Stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution agreements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause (F) shall not exceed ten percent (10%) of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the Securities pursuant hereto and (y) the recipient of any such shares of Common Stock and securities issued pursuant to this clause (F) during the 90-day restricted period described above shall enter into an agreement substantially in the form of Exhibit A hereto.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(j) No Stabilization. The Company will not take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(k) Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, the Conversion Shares for the purpose of enabling the Company to satisfy all obligations to issue any Underlying Securities upon conversion of the Securities. The Company will use its reasonable best efforts to list the Conversion Shares on The Nasdaq Stock Market.

(l) Reports. So long as the Securities are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein (x) if qualified as to materiality or Material Adverse Effect, are true and correct in all respects and (y) in all other cases are true and correct in all material respects on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement (A) if qualified as to materiality or Material Adverse Effect, are true and correct in all respects and (B) in all other cases are true and correct in all material respects, and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and Negative Assurance Letter of Counsel for the Company. Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and negative assurance letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion of General Counsel for the Company. Harry A. Wolin, Senior Vice President and General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Wilson Sonsini Goodrich & Rosati Professional Corporation, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Exchange Listing. A notice of listing of additional shares relating to the Conversion Shares shall have been submitted to The Nasdaq Stock Market.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(n) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the eighth and ninth paragraphs under the caption “Underwriting; Conflicts of Interest” relating to stabilization transactions.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person (such consent not to be unreasonably withheld), be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as reasonably incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J. P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representatives, is material and adverse and that, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the

Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters in an amount not to exceed $15,000 when taken together with the reasonable fees and expenses reimbursed pursuant to clause (vii) below); (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all reasonable expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA in an amount not to exceed $15,000 when taken together with the reasonable fees and expenses reimbursed pursuant to clause (iv) above; (viii) all reasonable expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (provided, however, that the Underwriters and the Company shall each pay 50% of the cost of chartering any aircraft to be used in connection with the road show by the Company and the Underwriters); and (x) all expenses and application fees related to the listing of the Conversion Shares on The Nasdaq Stock Market.

(b) If this Agreement is terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Securities.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk. Notices to the Company shall be given to it at One AMD Place, Sunnyvale, California 94088, (fax: (512) 602-4999), Attention: General Counsel, with a copy to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Attention: Tad J. Freese, Esq.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ADVANCED MICRO DEVICES, INC.

By:	/s/ Devinder Kumar
	Name:	Devinder Kumar
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Accepted: As of the date first written above

J. P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Greg Chamberlain
Authorized Signatory

Accepted: As of the date first written above

BARCLAYS CAPITAL INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Victoria Hale
Authorized Signatory

Accepted: As of the date first written above

CREDIT SUISSE SECURITIES (USA) LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Shar Aghili
Authorized Signatory

Schedule 1

Underwriter	Principal Amount of Securities

J. P. Morgan Securities LLC	$358,910,000
Barclays Capital Inc.	133,818,000
Credit Suisse Securities (USA) LLC	133,818,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	36,727,000
Wells Fargo Securities, LLC	36,727,000

Total	$700,000,000

Annex A

PRICING INFORMATION

1.	Pricing Term Sheet as set forth in Annex B

Annex B

PRICING TERM SHEET

(See attached.)

Issuer Free Writing Prospectus
Pricing Term Sheet	Filed Pursuant to Rule 433
Dated September 8, 2016	Registration Statement No. 333-213513
Supplementing the
Preliminary Prospectus Supplements dated September 6, 2016
(To Prospectus dated September 6, 2016)

Advanced Micro Devices, Inc.

100,000,000 Shares of Common Stock

2.125% Convertible Senior Notes due 2026

The information in this pricing term sheet relates to Advanced Micro Devices, Inc.’s offering of 100,000,000 shares of its Common Stock, par value $0.01 per share (the “Common Stock Offering”), and 2.125% Convertible Senior Notes due 2026 (the “Convertible Notes Offering” and, together with the Common Stock Offering, the “Offerings”) and should be read together with (i) the preliminary prospectus supplement dated September 6, 2016 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the base prospectus dated September 6, 2016 (the “Base Prospectus”) and (ii) the preliminary prospectus supplement dated September 6, 2016 relating to the Convertible Notes Offering (the “Convertible Notes Preliminary Prospectus Supplement” and, together with the Common Stock Preliminary Prospectus Supplement, the “Preliminary Prospectus Supplements”), including the documents incorporated by reference therein, and the Base Prospectus, each filed under the Securities Act of 1933, as amended. The Preliminary Prospectus Supplements form a part of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-213513). The information in this communication supersedes the information in the Preliminary Prospectus Supplements and the accompanying Base Prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplements and the accompanying Base Prospectus. Terms used herein but not defined herein shall have the meanings as set forth in the Preliminary Prospectus Supplements. All references to dollar amounts are references to U.S. dollars.

Issuer:	Advanced Micro Devices, Inc., a Delaware corporation.

Ticker / Exchange for Common Stock:	AMD / The NASDAQ Capital Market (“NASDAQ”).

Common Stock Offering

Securities Offered:	Common Stock of the Issuer, par value $0.01 per share (the “Common Stock”).

Shares Offered:	100,000,000 shares of Common Stock (or 115,000,000 shares of Common Stock if the underwriters’ option to purchase an additional 15,000,000 shares of Common Stock is fully exercised).

NASDAQ Last Reported Sale Price on September 8, 2016:	$6.22 per share of common stock of the Issuer.

Price to the Public:	$6.00 per share of Common Stock.

Underwriting Discount:	$0.195 per share of Common Stock.

$19.5 million in aggregate (approximately $22.4 million in aggregate if the underwriters’ option to purchase additional shares of Common Stock is exercised in full).

Net Proceeds:	The Issuer estimates that the net proceeds from the Common Stock Offering will be approximately $580.5 million, or approximately $667.6 million if the underwriters exercise their option pursuant to the Common Stock Offering to purchase additional shares of Common Stock in full, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by the Issuer. The Issuer anticipates that it will use the net proceeds of the Common Stock Offering, together with the net proceeds of the Convertible Notes Offering, to repay up to $226 million of its borrowings under the Amended and Restated Loan Agreement and to purchase up to $1,260 million aggregate total consideration of its Senior Notes (assuming no proceeds are used for the repayment of the borrowings under the Amended and Restated Loan Agreement). The Issuer cannot assure you which Senior Note holders will tender their notes. The Issuer has the option, but not the obligation, to call any and all of the untendered 7.75% Senior Notes due 2020 after the completion of the Tender Offer with any remaining net proceeds. Any remaining net proceeds will be used for capital expenditures, working capital and other general corporate purposes.

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

Convertible Notes Offering

Securities Offered:	2.125% Convertible Senior Notes due 2026 (the “Notes”).

Aggregate Principal Amount Offered:	$700,000,000 aggregate principal amount of Notes (or $805,000,000 aggregate principal amount if the underwriters’ over-allotment option to purchase up to an additional $105,000,000 principal amount of Notes is exercised in full).

Maturity Date:	September 1, 2026, unless earlier repurchased or converted.

Interest Rate:	2.125% per annum, accruing from the Settlement Date.

Interest Payment Dates:	March 1 and September 1 of each year, beginning on March 1, 2017.

Public Offering Price:	100% of the principal amount of the Notes plus accrued interest, if any, from the Settlement Date.

Trade Date:	September 9, 2016.

Settlement Date:	September 14, 2016.

Conversion Premium:	Approximately 33.33% above the Price to the Public of the Common Stock.

Initial Conversion Price:	Approximately $8.00 per share of Common Stock.

Initial Conversion Rate:	125.0031 shares of Common Stock per $1,000 principal amount of Notes.

No Redemption:	The Issuer may not redeem the Notes prior to the Maturity Date and no “sinking fund” is provided for the Notes, which means that the Issuer is not required to redeem or retire the Notes periodically.

Underwriting Discount:	$27.50 per Note. Approximately $19.3 million in aggregate (or approximately $22.1 million in aggregate if the underwriters exercise their over-allotment option in full).

Use of Proceeds:	The Issuer estimates that the net proceeds from the Convertible Notes Offering will be approximately $680.0 million (or approximately $782.1 million if the underwriters exercise their over-allotment option), after deducting estimated underwriting discounts and commissions fees and estimated offering expenses payable by the Issuer. The Issuer anticipates that it will use the net proceeds of this offering, together with the net proceeds from the Common Stock Offering, to repay up to $226 million of the Issuer’s borrowings under the Amended and Restated Loan Agreement and to purchase up to $1,260 million aggregate total consideration of the Issuer’s outstanding Senior Notes (assuming no proceeds are used for the repayment of the borrowings under the Amended and Restated Loan Agreement). The Issuer cannot assure you which Senior Note holders will tender their notes. The Issuer has the option, but not the obligation, to call any and all of the untendered 7.75% Senior Notes due 2020 after the completion of the Tender Offer with any remaining net proceeds. Any remaining net proceeds will be used for capital expenditures, working capital and other general corporate purposes.

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. Credit Suisse Securities (USA) LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

CUSIP:	007903 BD8

ISIN:	US007903BD80

Increase in Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or Notice of Redemption:

Following the occurrence of a “make-whole fundamental change” (as defined in the Convertible Notes Preliminary Prospectus Supplement), the Issuer will increase the conversion rate for a holder who elects to convert its Notes in connection with such make-whole fundamental change, in certain circumstances as described under “Description of notes—Conversion rights—Increase in conversion rate upon conversion upon a make-whole fundamental change” in the Convertible Notes Preliminary Prospectus Supplement.

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Notes for each stock price and effective date set forth below:

Stock Price
Effective Date	$6.00	$7.00	$8.00	$9.00	$10.00	$15.00	$20.00	$25.00	$30.00	$40.00	$50.00
September 14, 2016	41.6635	33.8372	27.2749	22.4287	18.7376	8.8872	4.8550	2.8282	1.6879	0.5761	0.1347
September 1, 2017	41.6635	34.3245	27.5229	22.5241	18.7343	8.7299	4.7071	2.7125	1.6022	0.5331	0.1186
September 1, 2018	41.6635	34.7279	27.6672	22.5072	18.6168	8.4806	4.4939	2.5504	1.4836	0.4732	0.0926
September 1, 2019	41.6635	35.0129	27.6693	22.3393	18.3479	8.1180	4.2059	2.3401	1.3338	0.4006	0.0630
September 1, 2020	41.6635	35.2705	27.5885	22.0595	17.9537	7.6475	3.8477	2.0865	1.1584	0.3213	0.0351
September 1, 2021	41.6635	35.3236	27.2605	21.5185	17.3008	6.9995	3.3843	1.7724	0.9486	0.2316	0.0101
September 1, 2022	41.6635	34.7555	26.3250	20.4070	16.1253	6.0629	2.7738	1.3852	0.7043	0.1384	0.0000
September 1, 2023	41.6635	33.6340	24.7765	18.6858	14.3773	4.8300	2.0401	0.9553	0.4516	0.0558	0.0000
September 1, 2024	41.6635	31.3432	22.0235	15.8308	11.6179	3.2087	1.2098	0.5277	0.2278	0.0051	0.0000
September 1, 2025	41.6635	27.0796	17.1183	10.9766	7.1713	1.2880	0.4540	0.2043	0.0797	0.0000	0.0000
September 1, 2026	41.6635	17.8540	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table above or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $50.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $6.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 166.6666 shares of common stock of the Issuer, subject to adjustment in the same manner as the conversion rate as set forth under “Description of notes—Conversion rights—Conversion rate adjustments” in the Convertible Notes Preliminary Prospectus Supplement.

CAPITALIZATION

The following table replaces (i) the table set forth on page S-32 of the Common Stock Preliminary Prospectus Supplement and (ii) the table set forth on page S-44 of the Convertible Notes Preliminary Prospectus Supplement.

The following table sets forth the Issuer’s consolidated cash and cash equivalents and the Issuer’s consolidated capitalization as of June 25, 2016 on:

•	an actual basis; and

•	on an as adjusted basis to give effect to (i) the issuance of 100,000,000 shares of Common Stock in the Common Stock Offering at a public offering price of $6.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the underwriters’ option), (ii) the issuance of $700 million in principal amount of Notes in the Convertible Notes Offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the underwriters’ option), and (iii) the application of the net proceeds of the Common Stock Offering and the net proceeds of the Convertible Notes Offering, as described in “Use of Proceeds” in the respective preliminary prospectus supplements.

	As of June 25, 2016
(In millions, except per share amounts)	Actual	As Adjusted

Cash and cash equivalents	$957	$957

Short-term debt	$226	$— (1)

Long-term debt:

Existing Senior Notes(2)	2,002	1,032 (3)

2.125% Convertible Senior Notes due 2026(4)	—	700 (4)

Unamortized financing costs on 2.125% Convertible Senior Notes due 2026	—	(20)

Total long-term debt	2,002	1,712

Total debt(5)	$2,228	$1,712

Stockholders’ equity (deficit):

Common stock, par value $0.01; 1,500 shares authorized, 810 shares issued and 795 shares outstanding, actual; 895 outstanding, as adjusted(6)	8	9

Additional paid-in capital	7,053	7,633

Treasury stock, at cost (14 shares)	(125)	(125)

Accumulated deficit(7)	(7,346)	(7,410)

Accumulated other comprehensive loss	(3)	(3)

Total stockholders’ equity	(413)	103

Total capitalization	$1,815	$1,815

(1)	Reflects the full repayment of $226 million of our borrowings under the Amended and Restated Loan Agreement. We may choose to use $226 million of the net proceeds of the Common Stock Offering, together with the net proceeds of the Convertible Notes Offering, to repay such borrowings under the Amended and Restated Loan Agreement or instead use such amount to repurchase additional Senior Notes, as described in footnote (3) below.
(2)	Reflects adoption of FASB ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs,” beginning in the first quarter of 2016.
(3)	Reflects an assumed repayment of $226 million of our borrowings under the Amended and Restated Loan Agreement and our offer to purchase up to $1,035 million maximum aggregate total consideration of our existing Senior Notes pursuant to the concurrent tender offers described in “Prospectus Supplement Summary—Purchase of Senior Notes” in the preliminary prospectus supplement for each of the Common Stock Offering and the Convertible Notes Offering. The notes will be prioritized in the following order, to the extent holders validly tender their notes: 6.75% Senior Notes due 2019, 7.75% Senior Notes due 2020, 7.50% Senior Notes due 2022 and 7.00% Senior Notes due 2024. We cannot assure you which Senior Note holders will tender their notes. We have the option, but not the obligation, to call any and all of the untendered 7.75% Senior Notes due 2020 after the completion of the Tender Offer with any remaining net proceeds.
(4)	In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal amount ($700 million for the Convertible Notes assuming no exercise of the underwriters’ option) over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for Convertible Notes is the aggregate principal amount of the Convertible Notes and does not reflect the debt discount that we will be required to recognize in our consolidated balance sheet.
(5)	Total debt reflects net book value of short-term and long-term debt.
(6)	The number of shares of our common stock to be outstanding after this offering set forth above excludes:

•	22.4 million shares of our common stock issuable upon the exercise of stock options outstanding as of June 25, 2016 at a weighted-average exercise price of $4.14 per share;

•	51.5 million shares of our common stock issuable upon vesting of restricted stock units outstanding as of June 25, 2016;

•	55.0 million shares of our common stock reserved for future issuance under our equity incentive plans as of June 25, 2016;

•	75.0 million shares of our common stock issuable upon the exercise of outstanding warrants as of August 30, 2016, with an exercise price of $5.98 per share (50 million of which cannot be exercised before August 30, 2017); and

•	The shares of our common stock reserved for issuance upon conversion of our 2.125% Convertible Senior Notes due 2026 offered in the Convertible Notes Offering.

(7)	Increase to accumulated deficit primarily due to anticipated premiums in connection with the Tender Offer.

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplements dated September 6, 2016 and the accompanying Base Prospectus dated September 6, 2016) with the Securities and Exchange Commission, or SEC, for the Offerings to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplements, the accompanying Base Prospectus in the registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, N.Y. 11717, by telephone: (866) 803-9204; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, N.Y 11717, by email: Barclaysprospectus@broadridge.com, by telephone: (888) 603-5847; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Ave., New York, N.Y. 10010, by email: newyork.prospectus@credit-suisse.com, by telephone: 1-800-221-1037.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

FORM OF LOCK-UP AGREEMENT

                 , 2016

J. P. MORGAN SECURITIES LLC

BARCLAYS CAPITAL INC.

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re: Advanced Micro Devices, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”) of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”) of 2.125% Convertible Notes due 2026, of the Company (the “Securities”).

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC, the undersigned will not, during the period (the “Restricted Period”) beginning on the date of the preliminary prospectus supplement relating to the Public Offering and ending 90 days after the date of the preliminary prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock, $0.01 per share par value (the “Common Stock”) or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than:

(A) transfers or dispositions of Common Stock (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned [or the immediate family of the undersigned],1 (iii) to any corporation, partnership, limited liability company, investment fund or other entity controlled or managed, or under common control or management by the undersigned [or (iv) the immediate family of the undersigned, (iv) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned] or (v) as distributions to partners, members or stockholders of the undersigned, provided that in the case of any transfer, disposition or distribution pursuant to this clause (A), each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this letter agreement (this “Letter Agreement”), and provided further, that in the case of any transfer, disposition or distribution pursuant to clause (A), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 after the expiration of the Restricted Period);

[1]	All language in brackets to be included in lock-up agreements for directors and officers.

(B) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) no filing under the Exchange Act or other public announcements shall be required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan during the Restricted Period;

(C) [the exercise of options to purchase shares of Common Stock granted under any equity incentive plan of the Company described in the Prospectus that expire during the Restricted Period, provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in this Letter Agreement, and provided further that any filing required to be made under Section 16(a) of the Exchange Act as a result of such exercise shall state that such exercise is for expiring options issued pursuant to an equity incentive plan of the Company];

(D) [the exercise of options to purchase shares of Common Stock granted under any equity incentive plan of the Company described in the Prospectus which do not expire during the Restricted Period, provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in this Letter Agreement, and provided further that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period];

(E) [the transfer of shares of Common Stock (or any security convertible into Common Stock) to the Company upon the vesting, during the Restricted Period, of restricted shares of Common Stock or restricted stock units or the exercise of options to purchase the Company’s securities that expire during the Restricted Period, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that any filings required to be made under Section 16(a) of the Exchange Act as a result of such transfer shall state that such transfer is for a “cashless” or “net exercise” or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, as applicable];

(F) [the disposition by a director or officer of the Company subject to the filing requirements of Section 16 of the Exchange Act (each a “Section 16 filer”) of shares of Common Stock for the purpose of raising proceeds to cover the reasonably estimated U.S. federal or state tax liability incurred by such Section 16 filer as a result of (i) the vesting of restricted shares of Common Stock or restricted stock units heretofore granted to such Section 16 filer or (ii) the exercise of options to purchase shares of Common Stock; provided, that the aggregate of all such dispositions by such Section 16 filers shall not exceed 5,800,000 shares of Common Stock in the aggregate, and provided further, that any filing required to be made under Section 16(a) of the Exchange Act shall state that such disposition is to cover estimated tax withholding obligations in connection with such vesting of restricted shares of Common Stock or restricted stock units or the exercise of options];

(G) [the transfer or disposition of the undersigned’s shares of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that any filing required to be made under Section 16(a) of the Exchange Act as a result of such transfer or disposition shall state that such transfer or disposition is pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable]; or

(H) the transfer of shares of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction approved by the Company’s board of directors and made to all holders of the Common Stock involving a change of control (as defined below) of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement.

For purposes of this Letter Agreement, [“immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and] “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) each of the Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement does not become effective by September 30, 2016, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title: